UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2011

PEDIATRX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

405 Trimmer Road, Suite 200, Califon, NJ	07830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 975-0753

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Effective July 25, 2011, we granted 10,000 stock options to Ron Motiram, a consultant to our company, 10,000 stock options to Connie Cracolici, a consultant to our company, 10,000 stock options to Philip C. Weimer, a consultant to our company, 10,000 stock options to Jennifer L. Dolan, a consultant to our company and 2,500 stock options to Amit Jolly, a consultant to our company. The stock options are exercisable at the exercise price of $1.00 per share until July 25, 2016, with certain shares vesting immediately for Ron Motiram, Connie Cracolici and Jennifer l. Dolan and the remainder vesting over three years on a quarterly basis beginning on October 25, 2011. The options issued to Philip C. Weimer vest over three years on a quarterly basis beginning October 25, 2011. The options issued to Amit Jolly vest over one year on a quarterly basis beginning October 25, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of stock option agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRX INC.

/s/ Cameron Durrant
Cameron Durrant
President, Chief Executive Officer and Director

Date: July 26, 2011